EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Roadway Corporation of our report dated January 22, 2003, included in the 2002 Annual Report to Shareholders of Roadway Corporation.

Our audits also included the financial statement schedule of Roadway Corporation listed in Item 15. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference of our reports dated January 22, 2003, with respect to the consolidated financial statements of Roadway Corporation, Roadway Express, Inc. and Roadway Next Day Corporation and the financial statement schedule of Roadway Corporation referred to above, included or incorporated by reference in this Annual Report (Form 10-K) of Roadway Corporation, in the following Registration Statements and related Prospectuses:

                                                                                                 Filing
  Number                          Description of Registration Statement                           Date
------------      ---------------------------------------------------------------------      ----------------
 333-71756        Amendment No. 1 to the Registration Statement (Form S-4/A)                 January 4, 2002
                  relating to the registration of $225,000,000 8 1/4% Senior Notes of
                  Roadway Corporation due December 1, 2008

 333-103035       Registration Statement (Form S-8) pertaining to the Roadway                February 7, 2003
                  Corporation 401(k) Stock Savings Plan

 333-98005        Registration Statement (Form S-8) pertaining to the Roadway                August 13, 2002
                  Corporation Nonemployee Directors Stock Option Plan

 333-98003        Registration Statement (Form S-8) pertaining to the Roadway                August 13, 2002
                  Express, Inc. Union Stock Plan

333-02562-99      Post-Effective Amendment No. 2 to the Registration Statement               August 13, 2002
                  (Form S-8) pertaining to the Roadway Corporation 2001 Employee
                  Stock Purchase Plan

 333-65202        Post-Effective Amendment No. 1 to the Registration Statement               August 13, 2002
                  (Form S-8) pertaining to the Roadway Corporation Equity Ownership
                  Plan

 333-98001        Registration Statement (Form S-8) pertaining to the Roadway                August 13, 2002
                  Corporation Nonemployee Directors' Equity Ownership Plan

 333-97999        Registration Statement (Form S-8) pertaining to the Roadway                August 13, 2002
                  Corporation Nonemployee Directors' Equity and Deferred
                  Compensation Plan

 333-65202        Registration Statement (Form S-8) pertaining to the Roadway                July 16, 2001
                  Corporation Equity Ownership Plan

033-80685-99      Post-Effective Amendment No. 2 to the Registration Statement               July 13, 2001
                  (Form S-8) pertaining to the Roadway Express, Inc. 401(k) Stock
                  Savings Plan

333-02562-99      Post-Effective Amendment No. 1 to the Registration Statement               July 13, 2001
                  (Form S-8) pertaining to the Roadway Corporation 2001 Employee
                  Stock Purchase Plan

                                              /s/ ERNST & YOUNG LLP

March 25, 2003
Akron, Ohio